                                                                EXHIBIT 10.10(c)

                           FORSTMANN & COMPANY, INC.
                          1185 Avenue of the Americas
                            New York, New York 10036


Compagnia Tessile S.p.A.
Via Montelese, 35
50045, Montemurlo (FI), Italy

Gentlemen

        You manufacture and sell fabrics for women's and men's apparel bearing the mark "CARPINI" ("Products") and we desire to purchase Products from you.

        Accordingly, it hereby is agreed as follows:

        1. The purchase price for Products purchased by us from you shall be equal to your regular wholesale price for such Products less fifteen percent (15%). The purchase price shall be ex-factory (Montemurlo -- Firenze) and will be billed to us in Italian lire. You represent that our purchase price for Products is the lowest price at which you currently sell first quality Products to any third party.

         2. Payment for Products shall be due sixty (60) days after the later of the invoice date and the shipping date of such Products.

         3. The delivery date of Products purchased from you shall be as mutually agreed at the time you accept the order for the Products.

         4. You shall accept any orders for Products from us subject to prior sale and compliance with the provisions of paragraph 7 below.

         5. All of our purchases of Products from you shall be subject to your regular terms and conditions of sale, except to the extent specifically modified hereby.

         6. Products purchased from you only may be resold in the United States of America and Canada (the "Territory").

         7. We shall provide you with a letter of credit or shall have in place a stand-by letter of credit covering all orders for Products placed with and accepted by you. We acknowledge that no order for Products will be put into production until a letter of credit covering such order has been delivered to you.

         8. You shall not fill any orders for Products placed by customers located in the Territory, and you shall direct any such customers to us.

         9. This agreement shall terminate automatically and forthwith in the event that we have terminated manufacturing products ourselves.

         10. Any and all disputes, controversies and claims arising out of or relating to this agreement or concerning the respective rights or obligations hereunder of the parties hereto shall be settled and determined by arbitration in New York, New york before the Commercial Panel of the American Arbitration Association in accordance with and pursuant to the then existing commercial Arbitration Rules. The arbitrators shall have the power to award reasonable attorneys' fees and expenses to any party in any such arbitration and the courts shall have similar power with regard to court actions brought to enforce arbitration awards. In any arbitration proceeding arising under this Agreement, the arbitrators shall not have the power to change, modify or alter any express condition, term or provision hereof, and to that extent the scope of their authority is limited. The arbitration award shall be final and binding upon the parties and judgment thereon may be entered in any court in the United States or Italy having jurisdiction thereof, the jurisdiction of which for purposes of enforcing the arbitration award hereby is consented to by the parties hereto.

         11. This agreement shall be construed and interpreted in accordance with the laws of the State of New York, U.S.A., applicable to agreements made and to be performed in said state, and supersedes all prior arrangements or agreements between us with respect to the subject matter hereof.

         12. This agreement may not be modified, discharged or terminated, nor may any of the provisions hereof be waived, orally.

Dated: July 1, 1992                     Very truly yours,

                                        FORSTMANN & COMPANY, INC.


                                        By: /s/ Christopher L. Schaller
                                            ---------------------------


AGREED TO:

COMPAGNIA TESSILE S.p.A.

By: (SEAL)
   ---------------------

                                     - 2 -